Exhibit 99.1

TPG Specialty Lending, Inc. Announces Completion of Secondary Offering by Selling Stockholders and Modification and Extension of IPO Lock-up Agreements

NEW YORK—(BUSINESS WIRE)—August 12, 2014—TPG Specialty Lending, Inc. (NYSE:TSLX) (“TSL” or the “Company”) today announced the completion of an underwritten secondary public offering of 5,000,000 shares of its common stock by certain of its pre-IPO existing stockholders (the “Selling Stockholders”) at a public offering price of $18.63 per share.

Selling stockholders in the offering represented a subset of the Company’s pre-IPO stockholders, who have owned shares of the Company since its initial private capital raise. No shares of the Company’s common stock were sold by the Company or its affiliates, and it did not receive any proceeds from this offering.

In connection with the Company’s initial public offering in March 2014, all pre-IPO stockholders, who collectively held 44.9 million shares, agreed to be subject to lock-up agreements. Under the original lock-up terms, 21.0 million shares would have become tradeable in September 2014. In connection with this offering, all Selling Stockholders and a majority of non-selling pre-IPO stockholders, including the Company’s 19 largest pre-IPO stockholders, officers and directors of the Company, and the Adviser, have modified and extended the lock-up periods of certain of their pre-IPO shares. As a result of the new lock-up agreements, 4.2 million pre-IPO shares will become tradeable in September 2014; the remaining 35.7 million shares held by pre-IPO stockholders will remain under lock-up. The Adviser, the entity through which management and its affiliates own shares representing 5.2% of the Company’s outstanding stock, has agreed to extend its lock-up period through April 30, 2015. In addition, the Company has agreed to a 90 day lock-up period.

BofA Merrill Lynch, J.P. Morgan, Goldman, Sachs & Co., Morgan Stanley and Wells Fargo Securities acted as joint book-running managers for this offering. TPG Capital BD, LLC, SunTrust Robinson Humphrey, Imperial Capital, HSBC and Mizuho Securities acted as co-managers.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Company before investing. The prospectus supplement dated August 5, 2014 and the accompanying prospectus dated August 1, 2014, which have been filed with the Securities and Exchange Commission (the “SEC”), contain this and other information about the Company and should be read carefully before investing.

The prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file and has been declared effective by the SEC. The offering may be made only by means of a prospectus supplement and an accompanying prospectus, copies of which may be obtained from: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or e-mail dg.prospectus_requests@baml.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, (866) 803-9204; or Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department, by calling (866) 471-2526, or by e-mailing prospectus-ny@ny.email.gs.com.

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. TSL seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC, (“the Adviser”), an SEC-registered investment adviser. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $10 billion of assets under management as of June 30, 2014, and the broader TPG platform, a leading global private investment firm with over $59 billion of assets under management.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond TSL’s control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

TPG Specialty Lending, Inc.

Investor Relations:

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com

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